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PROPHASE LABS, INC.
626 RXR PLAZA, 6TH FLOOR
UNIONDALE, NEW YORK 11556

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V77441-S18481

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PROPHASE LABS, INC.

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	An amendment to the Company's Amended and Restated 2022 Equity Compensation Plan to increase the number of shares authorized for issuance thereunder by 3,000,000 shares, and (ii) the adoption of the Company's new 2025 Equity Compensation Plan, as approved by the Board of Directors, to supersede said 2022 Plan.	☐	☐	☐
2.	An amendment to the Company's Amended and Restated 2022 Directors' Equity Compensation Plan to increase the number of shares authorized for issuance thereunder by 500,000 shares, and (ii) the adoption of the Company's new 2025 Directors' Equity Compensation Plan, as approved by the Board of Directors, to supersede said 2022 Directors' Plan.	☐	☐	☐
3.	An amendment to Article FOURTH of the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 50,000,000 to 1,000,000,000 shares, as recommended by the Board of Directors to transform the structure of the Company to have the flexibility to attract and execute on the optimal crypto treasury strategy.	☐	☐	☐
4.	The approval of, on a non-binding, advisory basis, the Board of Directors' adoption of a share repurchase program authorizing the Company, in its discretion, to repurchase up to $15 million of its outstanding common stock from time to time in the open market or through privately negotiated transactions, subject to applicable law and the Company's financial condition.	☐	☐	☐
5.	The approval of the issuance by the Company of shares of its common stock (and/or securities convertible into or exercisable for common stock), in one or more non-public offerings, in an aggregate amount that may exceed 20% of the total number of shares of the Company's common stock outstanding as of the date of issuance, at a price that may be less than the greater of book value or market value of the common stock, as determined in accordance with Nasdaq rules.	☐	☐	☐
6.	The approval of an amendment to the Company's By-Laws to add the address of its principal executive offices to 626 RXR Plaza, 6th Floor, Uniondale, NY 11556 (this proposal is considered a routine matter for which brokers may exercise discretionary voting authority).	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V77442-S18481

PROPHASE LABS, INC.
SPECIAL MEETING OF STOCKHOLDERS
AUGUST 29, 2025 4:00 P.M., EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Ted Karkus and Lance Bisesar, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PROPHASE LABS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 4:00 p.m., Eastern Time, on Friday, August 29, 2025, at 273 Merrick Road, Lynbrook, NY 11563, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side